UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520, Deerfield, Illinois (Address of principal executive offices)	60015 (Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 25, 2013, Horizon Pharma, Inc. (“Horizon” or the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report that on November 22, 2013, it completed its acquisition of certain intellectual property and other assets, and its assumption of certain liabilities, each from AstraZeneca AB with respect to VIMOVO®, and obtained rights to develop other pharmaceutical products that contain gastroprotective agents in a single fixed combination oral solid dosage form with non-steroidal anti-inflammatory drugs in the United States (collectively, the “VIMOVO Acquisition”). The Company is filing this amendment to the Initial Form 8-K to include the financial information required by item 9.01 of Form 8-K and to file the related consent.

Item 9.01 Financial	Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company believes that according to the guidance of Financial Accounting Standards Board, Accounting Standards Codification 805, “Business Combinations”, and Article 11 of Regulation S-X, the acquisition of the U.S. rights to VIMOVO meets the definition of a “business,” and exceeds the conditions of significance set forth in Rule 1-02(w) of Regulation S-X at the 20% level, but less than the 40% level, which would require inclusion in the Form 8-K audited financial statements of the U.S. VIMOVO business for one year pursuant to the requirements of Rule 3-05 of Regulation S-X and unaudited financial statements of the U.S. VIMOVO business for the applicable interim periods.

AstraZeneca has advised Horizon that is impracticable to prepare complete financial statements related to the U.S. VIMOVO business in order to enable Horizon to file financial statements as required by Rule 3-05 of Regulation S-X in connection with the VIMOVO Acquisition. Specifically, AstraZeneca has informed Horizon of the following:

•	The U.S. VIMOVO business has never been accounted for as a separate entity, subsidiary or division of AstraZeneca’s business.

•	AstraZeneca did not manage the U.S. VIMOVO business as a stand-alone business.

•	Stand-alone financial statements of the U.S. VIMOVO business have never been prepared.

•	AstraZeneca has never allocated certain indirect corporate expenses to the U.S. VIMOVO business, including interest expense, corporate overhead expenses and income taxes, and this information is not otherwise readily available and any allocation would be subjective and may not be relevant due to significant differences in corporate structures between AstraZeneca and Horizon.

As a result, Horizon is filing with this Current Report the following financial statements and notes thereto related to the U.S. VIMOVO business for purposes of complying with the requirements of Rule 3-05 of Regulation S-X (collectively, the “VIMOVO Financial Statements”), which are incorporated herein by reference:

•	The audited statements of assets acquired and net revenues and direct expenses relating to the VIMOVO business as of and for the year ended December 31, 2012 and the notes related thereto, which are filed as Exhibit 99.1.

•	The unaudited statements of assets acquired as of September 30, 2013 and the unaudited statements of net revenues and direct expenses relating to the VIMOVO business for the nine months ended September 30, 2013 and 2012 and the notes related thereto, which are filed as Exhibit 99.2.

Pursuant to a letter dated November 25, 2013 (the “Letter”) from the staff of the Division of Corporate Finance (the “Division”) of the Securities and Exchange Commission, the Division stated that it will not object to Horizon’s conclusion that the filing of the above-identified financial statements represents substantial compliance with the requirements of Rule 3-05 of Regulation S-X.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheets as of September 30, 2013, and the unaudited pro forma condensed combined statements of income/(loss) for the year ended December 31, 2012 and the nine months ended September 30, 2013, each reflecting the VIMOVO Acquisition, the issuance of $150 million aggregate principal amount of 5.00% Convertible Senior Notes due 2018 in connection with VIMOVO Acquisition, and the concurrent repayment of the Company’s previous senior secured loan, are filed as Exhibit 99.3 to this Current Report and are incorporated herein by reference.

Pursuant to the Letter, the Division further stated that the pro forma statement of operations should be limited to information that is factually supportable, directly attributable to the transaction and expected to have a continuing impact on the Company, and should not include forward-looking information. Based on the guidance provided by the Division in the Letter, the Company has excluded all forward-looking information from the pro forma statements of income/(loss) filed with this Current Report.

(d)   Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Audited statement of assets acquired of the VIMOVO Product Line as of December 31, 2012 and the related statement of net revenues and direct expenses for the year then ended and the related notes to the financial statements

99.2	Unaudited statement of assets acquired of the VIMOVO Product Line as of September 30, 2013 and the related unaudited statements of net revenues and direct expenses for the nine months ended September 30, 2013 and 2012 and the related notes to the financial statements

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Income/(Loss)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON PHARMA, INC.

Date: February 6, 2014	By:	/S/ ROBERT J. DE VAERE
Robert J. De Vaere
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Audited statement of assets acquired of the VIMOVO Product Line as of December 31, 2012 and the audited statement of net revenues and direct expenses for the year then ended and the related notes to the financial statements

99.2	Unaudited statement of assets acquired of the VIMOVO Product Line as of September 30, 2013 and the unaudited statements of net revenues and direct expenses for the nine months ended September 30, 2013 and 2012 and the related notes to the financial statements

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Income/(Loss)